UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

JMP GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1450327
(State of incorporation or organization)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
8.00% Senior Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-183619 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

           None

Item 1.         Description of Securities to be Registered.

The title of the Registrant’s securities to be registered hereunder is 8.00% Senior Notes due 2023 (the “Senior Notes”). The Senior Notes have been issued pursuant to the Registrant’s effective registration statement on Form S-3 (No. 333-183619). The description of the Senior Notes, as set forth under the caption “Description Of Securities We May Offer— Description of Debt Securities” in the prospectus dated September 19, 2012, filed with the Securities and Exchange Commission on August 29, 2012, as supplemented by the description set forth under the caption “Description of Notes” in the prospectus supplement dated January 17, 2013, filed with the Securities and Exchange Commission on January 22, 2013, is incorporated herein by reference.

Item 2.         Exhibits.

Exhibit No.	Description
4.1
Indenture dated as of January 24, 2013, between JMP Group Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on January 25, 2013).

4.2
First Supplemental Indenture dated as of January 25, 2013, between JMP Group Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed on January 25, 2013).

4.3	Form of 8.00% Senior Note due 2023 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JMP GROUP INC.

Date: January 29, 2013	By:	/s/ Scott Solomon
Scott Solomon
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture dated as of January 24, 2013, between JMP Group Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on January 25, 2013).

4.2
First Supplemental Indenture dated as of January 25, 2013, between JMP Group Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed on January 25, 2013).

4.3	Form of 8.00% Senior Note due 2023 (included as Exhibit A to Exhibit 4.2 above).